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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
DBT Online, Inc.


     We have issued our reports dated August 12, 1999 regarding the consolidated financial statements of I.R.S.C., Inc. and subsidiaries for each of the three years in the period ended December 31, 1998, appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-85689) of DBT Online, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                              CORBIN & WERTZ

Irvine, California

September 10, 1999